UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2010

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on March 3, 2010, Xenith Bankshares, Inc. (“Xenith Bankshares”) received a letter from The NASDAQ Stock Market LLC (“NASDAQ”) informing it that a NASDAQ Hearings Panel (the “Panel”) granted Xenith Bankshares’ request to remain listed on The NASDAQ Capital Market subject to Xenith Bankshares, on or before June 21, 2010, satisfying all initial listing requirements for listing on The NASDAQ Capital Market and approval of its application for initial listing by the Listing Qualifications Staff. If Xenith Bankshares did not satisfy these conditions by that date, its common stock would be delisted from The NASDAQ Capital Market.

On April 16, 2010, Xenith Bankshares received a letter from NASDAQ informing it that the Listing Qualifications Staff approved Xenith Bankshares’ application to list its common stock on The NASDAQ Capital Market. Additionally, on April 19, 2010, Xenith Bankshares received a letter from NASDAQ informing it that Xenith Bankshares met all of the requirements of the Panel’s decision, dated March 3, 2010, and the Panel has approved the continued listing of Xenith Bankshares’ common stock on The NASDAQ Capital Market.

A copy of the press release issued by Xenith Bankshares on April 22, 2010 announcing receipt of the letters from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Xenith Bankshares on April 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2010

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release issued by Xenith Bankshares on April 22, 2010.

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